Patrick Industries, Inc. Announces Second Quarter 2018 Earnings Release and Conference Call Webcast on July 26, 2018

ELKHART, IN -- July 12, 2018 - Patrick Industries, Inc. (NASDAQ: PATK), a major manufacturer and distributor of building and component products for the recreational vehicle, manufactured housing, marine and industrial markets, expects to release its second quarter 2018 financial results before the market opens on Thursday, July 26, 2018.

Patrick Industries also expects to host a conference call on Thursday, July 26, 2018 at 10:00 a.m. Eastern Time to discuss results and other business matters. Participants on the call will be Todd Cleveland - Chairman and Chief Executive Officer, Andy Nemeth - President, and Josh Boone - Chief Financial Officer.

Participation in the question-and-answer session of the call will be limited to institutional investors and analysts. The dial-in number for the live conference call is (888) 771-4371. The access code is 47222709. Interested parties are invited to listen to a live webcast of the call on Patrick’s website at www.patrickind.com under “Investor Relations.” A replay of the conference call will also be available via the Company’s investor relations website.
About Patrick Industries
Patrick Industries, Inc. is a major manufacturer of component products and distributor of building products serving the recreational vehicle, manufactured housing, marine, kitchen cabinet, office and household furniture, fixtures and commercial furnishings, and other industrial markets and operates coast-to-coast in various locations throughout the United States and in China and The Netherlands. Patrick’s major manufactured products include decorative vinyl and paper laminated panels, countertops, fabricated aluminum products, wrapped profile mouldings, slide-out trim and fascia, cabinet doors and components, hardwood furniture, fiberglass bath fixtures and tile systems, thermoformed shower surrounds, specialty bath and closet building products, fiberglass and plastic helm systems and component products, wiring and wire harnesses, boat covers, towers and tops, electrical systems components including instrument and dash panels, softwoods lumber, interior passage doors, RV painting, slotwall panels and components, aluminum fuel tanks, and CNC molds and composite parts and other products. The Company also distributes drywall and drywall finishing products, electronics and audio systems components, wiring, electrical and plumbing products, appliances, cement siding, raw and processed lumber, FRP products, interior passage doors, roofing products, laminate and ceramic flooring, shower doors, furniture, fireplaces and surrounds, interior and exterior lighting products, and other miscellaneous products.
Forward-Looking Statements
This press release contains certain statements related to future results, our intentions, beliefs and expectations or predictions for the future, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any projections of financial performance or statements concerning expectations as to future developments should not be construed in any manner as a guarantee that such results or developments will, in fact, occur. There can be no assurance that any forward-looking statement will be realized or that actual results will not be significantly different from that set forth in such forward-looking statement. The Company does not undertake to publicly update or revise any forward-looking statements except as required by law. Factors that may affect the Company’s operations and prospects are contained in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and in the Company's Form 10-Qs for subsequent quarterly periods, which are filed with the Securities and Exchange Commission (“SEC”) and are available on the SEC’s website at www.sec.gov.
Contact:
Julie Ann Kotowski
Investor Relations
574.294.7511 / kotowskj@patrickind.com